Exhibit 99.1

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Forward-looking Statements and Non-GAAP Disclosures	[LOGO]

In addition to historical information, this presentation contains forward-looking statements, which are subject to certain risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of Old Second’s operations.  Forward-looking statements generally include words such as believes, expects, anticipates and other similar expressions.

Stockholders should note that many factors could affect the future financial results of Old Second, causing those results to differ materially from those expressed in this presentation. These factors include operating, legal and regulatory risks; economic, political and competitive forces impacting our business; risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; volatility in interest rates; and other risks and uncertainties which are summarized in our SEC filings.

Old Second undertakes no obligation to publicly revise or update these forward-looking statements to reflect events that arise after this presentation.

Statements in this presentation may also include adjusted non-GAAP financial measures governed by Regulation G. Generally, we believe that these measures and ratios provide users of our financial information a more accurate view of the performance of the interest-earning assets and interest-bearing liabilities and of our operating efficiency for comparative purposes with other financial holding companies. The reconciliation of each non-GAAP presentation is included herein.

Right sized banking.

Who We Are

•                  $2.3 billion financial holding company headquartered in Aurora, Illinois

•                  3 independently chartered community banks

•                  Trust & Investment Group with over $1 billion under management

•                  Mortgage company

•                  27 locations

•                  64 ATM locations

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Illinois’ Largest Cities

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(Excluding Chicago)

Illinois’ Fastest Growing Cities: Net Gain 1990-2000

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Illinois’ Fastest Growing Counties by %

7/1/01-7/1-02 (out of 102 counties)

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NE Illinois Planning Commission Population Forecasts

	2000	2030	Difference	% Change
DuPage Cty.	904,161	1,002,325	98,164	10.86%
Kane Cty.	404,119	692,346	288,227	71.32%
Aurora (excl. Kend.)	142,150	190,167	48,017	33.78%
Batavia	23,866	31,402	7,536	31.58%
Elgin	94,487	162,416	67,929	71.89%
Geneva	19,515	25,480	5,965	30.57%
North Aurora	10,585	20,694	10,109	95.50%
St. Charles	27,896	36,671	8,775	31.46%
South Elgin	16,100	27,567	11,467	71.22%
Sugar Grove	3,909	62,742	58,833	1505.07%

Old Second Kane County Market Leader

	1999	2000	2001	2002	2003	2004	2005
	% Mkt	% Mkt	% Mkt	% Mkt	% Mkt	% Mkt	% Mkt

O2	13.08%	15.07%	16.19%	17.21%	17.34%	17.97%	18.44%
Harris	10.41%	10.80%	10.82%	10.49%	10.59%	11.61%	10.54%
5/3	20.86%	17.72%	15.98%	13.41%	11.30%	9.70%	9.49%
Chase	11.60%	10.62%	8.92%	8.82%	9.48%	8.64%	8.55%
EFS	6.02%	6.88%	6.73%	7.20%	7.35%	7.80%	8.17%
1st Am	4.50%	5.35%	5.52%	5.00%	4.81%	4.37%	4.14%

Remaining 40 banks each have less than 4% share of Kane County market.

Old Second Kendall County Market Leader

	1999	2000	2001	2002	2003	2004	2005
	% Mkt	% Mkt	% Mkt	% Mkt	% Mkt	% Mkt	% Mkt

O2	21.38%	24.40%	25.67%	28.53%	30.21%	32.39%	33.46%
OswgoC	15.05%	10.11%	15.66%	16.38%	15.93%	15.49%	14.27%
Castle	13.10%	12.54%	12.42%	12.79%	13.38%	13.77%	14.36%
Harris	5.00%	5.98%	5.47%	12.15%	11.57%	9.89%	8.79%
Union	8.37%	8.14%	7.24%	7.29%	7.54%	7.52%	7.68%
5/3	14.87%	11.17%	10.03%	8.09%	6.69%	6.06%	6.15%

Remaining 8 banks each have less than 5% share of Kane County market.

Deposit Market Share

AURORA (KANE)

	# of	Deposits	Market
	offices	($000)	Share
Old Second	4	732,309	47.93%
Fifth Third	4	223,071	14.60%
Harris Aurora	4	137,351	8.99%
Benchmark	1	121,812	7.97%
West Suburban	3	92,276	6.04%
National City	2	73,533	4.81%
Banco Popular	2	64,671	4.23%

YORKVILLE

	# of	Deposits	Market
	offices	(000s)	Share
OSB-Yorkville	2	232,065	61.42%
Castle Bank	1	131,005	34.67%
Union Bank	1	10,286	2.72%
TCF Bank	1	2,238	0.59%

ELBURN

OSB-Kane Cty.	1	119,815	74.14%
American B&T	1	22,740	14.07%
Fifth Third	1	19,048	11.79%

Total Assets

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Total Loans

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Loan Mix
September 30,

2005	2004

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Net Charge-Offs
to Average Loans

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Peer is the 30 public bank holding companies in the Midwest nearest in size to OSBC.

Total Deposits

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Deposit Mix

September 30,

2005	2004

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Net Interest Margin

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Peer is the 30 public bank holding companies in the Midwest nearest in size to OSBC.

Efficiency Ratio

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Peer is the 30 public bank holding companies in the Midwest nearest in size to OSBC.

Non-GAAP Reconciliations

(In Thousands)

	1999	2000	2001	2002	2003	2004	Sep-05
Net Interest Margin
Interest income (GAAP)	$66,989	$77,141	$84,791	$85,491	$87,844	$97,398	$87,311
Taxable-equivalent adjustment:
Loans	165	122	197	226	193	206	154
Investments	863	1,518	1,448	1,393	1,339	1,758	1,937
Interest income - FTE	68,017	78,781	86,436	87,110	89,376	99,362	89,402
Interest expense (GAAP)	29,154	35,816	35,290	28,009	25,468	29,039	32,352
Net interest income - FTE	$38,863	$42,965	$51,146	$59,101	$63,908	$70,323	$57,050
Net interest income - (GAAP)	$37,835	$41,325	$49,501	$57,482	$62,376	$68,359	$54,959
Interest earning assets	$909,688	$1,001,129	$1,180,869	$1,379,516	$1,617,848	$1,858,710	$2,084,821
Net interest margin (GAAP)	4.16%	4.13%	4.19%	4.17%	3.86%	3.68%	3.52%
Net interest margin - FTE	4.27%	4.29%	4.33%	4.28%	3.95%	3.78%	3.66%

Efficiency Ratio
Noninterest expense	$37,276	$37,088	$41,476	$48,056	$54,175	$55,858	$45,459

Net interest income (GAAP)	37,835	41,325	49,501	57,482	62,376	68,359	54,959
Taxable-equivalent adjustment:
Loans	165	122	197	226	193	206	154
Investments	863	1,518	1,448	1,393	1,339	1,758	1,937
Net interest income - FTE	38,863	42,965	51,146	59,101	63,908	70,323	57,050
Noninterest income	18,559	16,568	22,301	25,276	29,227	25,914	20,956
Total revenue - FTE	57,422	59,533	73,447	84,377	93,135	96,237	78,006

Efficiency ratio	64.92%	62.30%	56.47%	56.95%	58.17%	58.04%	58.28%

Return on Equity

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Earnings Per Share

(Diluted Basis)

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Peer Comparison

OSBC	Midwest	Illinois	National
Return on equity	18.67%	13.28%	11.62%	13.14%
Return on assets	1.20%	1.09%	.94%	1.12%
Net interest margin	3.66%	3.69%	3.47%	4.02%
Efficiency ratio	58.28%	59.22%	63.55%	59.04%
NPA % of assets	0.23%	0.63%	0.63%	0.41%
Charge-offs/Avg. Loans	0.04%	0.26%	0.16%	0.23%
Price to LTM earnings	15.7	x	17.0	x	16.9	x	17.9	x

Midwest: 30 public bank holding companies in the Midwest nearest in size to OSBC.

Illinois: Publicly-traded bank holding companies in Illinois.

National: All publicly traded bank holding companies.

Stock Comparison
Five Year Performance

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